UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

VIPER POWERSPORTS INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification No.)

2458 West Tech Lane, Auburn, AL	36832
(Address of principal executive offices)	(Zip Code)

(334) 887-4445

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)
•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation; Item 3.02 Unregistered Sales of Equity Securities

On April 24, 2012, Viper Motorcycle Company (“VMC”), as Borrower and being a wholly owned subsidiary of registrant Viper Powersports Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Precious Capital LLC , of New York City, as Lender. The Loan Agreement provides funding through advances to VMC under a line of credit not to exceed $6,000,000, with interest on outstanding principal payable at an annual rate of 15% per annum. All outstanding principal of this loan and any accrued interest is due to Lender in full thirty-six (36) months from the date of the Loan Agreement. The outstanding principal of this loan may be prepaid by VMC, in whole or in part, at any time.

Upon closing this loan, VMC received an initial loan advance of $2,500,000. The Loan Agreement required the funds from this initial advance to be used by VMC as follows: payment of outstanding debt of $280,000 including $80,000 owed to a director of the Company; payment of $640,000 to acquire the assets and business of PMFR, a manufacturer and marketer of high performance motorcycle components based in suburban Minneapolis; prepaid payment of loan interest to the Lender of $375,000; payment of $330,000 to complete acquiring engine development IP technology from Ilmor; payment not to exceed $450,000 for manufacturing equipment and tooling and completing two high quality production paint booths; payment of $180,000 for loan brokerage commissions; payment not to exceed $128,000 for motorcycle components inventory and other immediate operational expenditures; and the balance for miscellaneous permitted expenditures including payment of professional and other expenses of VMC and the Lender related to this loan transaction and its closing.

Under the terms of the Loan Agreement, any further advances to VMC beyond the initial $2,500,000 shall be in the Lender’s sole and absolute discretion, and no advance may be requested by VMC after April 24, 2014. The loan terms also require that at no time shall the outstanding balance of this loan exceed a “Balancing Formula” as defined in the Loan Agreement, which formula basically represents 60% of the values of certain defined tangible and intangible assets of VMC and the Company.

To provide the required collateral for this loan, both VMC and the Company entered into various security, pledge and guaranty agreements to guarantee payment to the Lender and secure the Lender with all tangible and intangible assets of VMC and the Company as set forth in the Loan Agreement and its supporting documents, including the Company’s 100% ownership of VMC. In addition, the future payment to the Lender of all outstanding principal and accrued interest of this loan was guaranteed unconditionally by the Chief Executive Officer and Chief Financial Officer of the Company.

The Loan Agreement, which is filed as an exhibit hereto, also contains numerous representations, warranties and covenants of VMC, detailed terms for the opening and operation of certain banking Special Deposit Accounts as required by the Lender, default provisions and other standard loan contract provisions.

As an inducement to the Lender to make this loan to VMC, the Company issued a total of 9,694,128 unregistered shares of its common stock to the Lender, which common shares were offered and sold by the Company in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended

The Loan Agreement also provides that none of the common stock of the Company owned by the Lender or by the Chief Executive Officer and Chief Financial Officer of the Company can be sold or otherwise disposed of during the three-year term of this loan.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement dated April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2012	Viper Powersports Inc.

	By:	/s/ Timothy Kling
Timothy Kling
Chief Financial Officer